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                             DEWEY BALLANTINE LLP

                          1301 AVENUE OF THE AMERICAS
                              NEW  YORK 10019-6092
                     TEL  212 259-8000   FAX  212 259-6333






                                 May 10, 1999



LifePoint Hospitals, Inc.
4525 Harding Road
Nashville, Tennessee 37205


                 Re: LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan
                     -------------------------------------------------------

Gentlemen:

          We are acting as counsel for LifePoint Hospitals, Inc., a Delaware corporation ("LifePoint"), in connection with the registration by LifePoint under the Securities Act of 1933, as amended (the "Act"), of 5,425,000 shares of common stock, par value $.01 per share (the "Shares"), to be offered pursuant to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement").

          We are familiar with the proceedings of LifePoint relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

          Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the 1998 Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of LifePoint authorizing such issuance, will be validly issued, fully paid and nonassessable.
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LifePoint Hospitals, Inc.
May 10, 1999
Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,

                                          /s/ Dewey Ballantine LLP